UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2016 (June 10, 2016)

GREAT AJAX CORP.

(Exact name of registrant as specified in charter)

Maryland	001 36844	47 1271842
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9400 SW Beaverton—Hillsdale Hwy

Suite 131

Beaverton, OR 97005

(Address of principal executive offices)

Registrant’s telephone number, including area code:

503 505 5670

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.	Entry into a Material Definitive Agreement.

Great Ajax Corp. (the “Registrant”) entered into an Underwriting Agreement, dated June 10, 2016 (the “Underwriting Agreement”), by and among the Registrant, Great Ajax Operating Partnership LP, Thetis Asset Management LLC and each of the underwriters listed therein (collectively, the “Underwriters”), for whom Piper Jaffray & Co. is acting as representative. Pursuant to the Underwriting Agreement, at the closing on June 15, 2016, the Registrant sold 2,265,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), at a public offering price of $13.25 per share. Certain of the Registrant’s affiliates purchased an aggregate of 507,082 shares of Common Stock in the Offering without payment by the Registrant of an underwriting discount or commission. The Registrant has also granted the Underwriters a 30-day option to acquire up to an aggregate of 339,750 additional shares of Common Stock.

Item 9.01. Financial Statements and Exhibits

Exhibit	Description

5.1	Opinion of Morrison & Foerster LLP.

10.1	Underwriting Agreement, dated June 10, 2016, by and among the Registrant, Great Ajax Operating Partnership LP, Thetis Asset Management LLC and each of the underwriters listed therein, for whom Piper Jaffray & Co. is acting as representative.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

GREAT AJAX CORP.

By:	/s/ Lawrence Mendelsohn
Name:	Lawrence Mendelsohn
Title:	Chief Executive Officer

Dated: June 15, 2016

EXHIBIT INDEX

Exhibit	Description

5.1	Opinion of Morrison & Foerster LLP.

10.1	Underwriting Agreement, dated June 10, 2016, by and among the Registrant, Great Ajax Operating Partnership LP, Thetis Asset Management LLC and each of the underwriters listed therein, for whom Piper Jaffray & Co. is acting as representative.